SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 10, 2010

GLOBAL 8 ENVIRONMENTAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30096	77-0454933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

677 7th Ave. #410 San Diego, CA 92101
 (Address of principal executive offices, including zip code)

(760) 390-8351
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.01 Notice of Delisting

In January, 2010, as a result of the Registrant’s inability to conduct an audit and issue a 10-K report for the fiscal year ending September 30, 2009, the Registrant was delisted from the OTC:BB and dropped to the Pink Sheets.

ITEM 4.01 Changes in Registrant’s Certifying Accountant

On May 9, 2010, Gruber and Company (“Gruber”) was dismissed as the Registrant’s independent auditor. The decision to dismiss Gruber was approved by the sole remaining director after learning that Gruber did not agree to further work for the Registrant.

On May 9, 2010, Hawkins Accounting Inc. (“Hawkins”) of Los Angeles, California, was hired as the Registrant’s independent auditor. Hawkins was the Registrant’s auditor through June 24, 2008, and possesses in-depth knowledge of the Registrant’s business and operations.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

a) Resignation of Director and CEO Tad Simmons

On January 12, 2010, Tad Simmons, Director and CEO of the Registrant, submitted his resignation from those offices. He cited as a cause the legal conflict ensuing between Rene Branconnier and his confederates and the company. (See Item 8.01 for information on the legal conflict.)

b) Resignation of Director Julio Ferreira

On March 3, 2010, Julio Ferreira, Director of the Registrant, submitted his resignation as Director, citing the continuing stress of the legal conflict.

c) Appointment of Daniel H. Wolf as Acting CEO

On March 3, 2010, Daniel H. Wolf, Chairman of the Board, as sole remaining director, in order to comply with Nevada law requiring that every corporation have a President, Secretary and Treasurer, declared himself Acting President/CEO, Acting Secretary, and Acing Treasurer, pending replacement consequent to appointment or election of new Directors.

ITEM 8.01 Other Events

a) Suspension of Rene Branconnier from All Positions

On November 9, 2009, for cause, the Board of Directors of the Registrant issued to Rene Branconnier, managing director of the Registrant and then-CEO of Global 8 Environmental Management, a wholly owned subsidiary of the Registrant a letter ordering him and all the persons and entities under his supervision or control to cease and desist from any and all activities connected with the Registrant, and retracting all authorization to speak for, represent, bind or otherwise commit the Registrant in any way whatsovever. All persons are hereby put on notice that from this date forward any contract putatively entered into with the Registrant on approval by Branconnier and/or his agents is not valid.

b) Lawsuit by Shareholders Associated with Rene Branconnier Against Registrant and Directors

A small group of shareholders on January 15, 2010, filed a lawsuit in Las Vegas, Nevada, seeking an injunction compelling the holding of a shareholders meeting. Acting at the instigation of Rene Branconnier, the former managing director of the Registrant, the plaintiffs name the Registrant and the Directors in their personal as well as official capacities. This action is being defended vigorously.

The Registrant had not held a shareholders meeting during the time it was under Branconnier’s management, about seven years. The present Board of Directors had planned to hold the company’s first shareholders meeting as soon as it was able to stabilize the company, but legal actions taken by Branconnier beginning in November, 2009, made it impossible to do so.

Plaintiffs seek to install a board of directors who are allied with and appear to be likely to act under the control of Branconnier. Branconnier has stated as a motive the desire to have the shareholders ratify his related-party contracts, by which entities wholly or partially owned by himself were favored with “consulting contracts” that drained approximately 84 percent of shareholder equity from the Registrant.

Additional details of the lawsuit may be obtained at a website maintained by independent shareholders at http://www.global8net.org.

c) Filing of Unauthorized and Deceptive 14(a) Notice

On March 25, 2010, Mr. Charles Conrad, Counsel for Rene Branconnier and the shareholders in the action noticed above, posted a 14(a) notice on the SEC’s EDGAR website. This filing was unauthorized and deceptive. By falsely checking the box “filed by registrant”, Conrad made it appear that it had been filed by the Registrant when in fact it had not. In fact he represents the parties suing the company in the action mentioned above.

Of the information posted by Conrad only the time/date/place information for the shareholders meeting was correct. The other information provided was erroneous,  misrepresented the intentions of the Registrant, or violated the order of the Court by providing proxy information that had been explicitly prohibited by the Court.

The information as to agenda items was incorrect and should not be relied upon.

Conrad’s statements that the filing was “by order of the court” were incorrect. Said court order limited a filing to an announcement of the time, date and place of the meeting only.

The proxy statement that followed the notice of the meeting was faulty in its failure to provide impartial advice to shareholders, as well as its failure to allow shareholders to select other proxy holders than those named by Charles Conrad.

And contrary to the impression Conrad sought to leave, it was not filed pursuant to a valid order of the court. The judge whose signature was attested to on its penultimate page specifically prohibited the filing of the proxy statement and all other information except for time, date and place.

As a result of the deficiencies noted, the proxy statement and all information other than the time, date and place of the meeting should not be relied upon.

d) Shareholders Meeting Date Moved Back

In a telephonic hearing in Las Vegas District Court on April 29, 2010, Judge Elizabeth Gonzalez ordered that the shareholders meeting scheduled for May 5, 2010, be de-scheduled. She has not set a new date for the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2010

Global 8 Environmental Technologies, Inc.

By:	/s/ Daniel H. Wolf
Daniel H. Wolf
Chairman of the Board of Directors

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